Exhibit 10.64

AMENDMENT TO SMARTSHARE AWARD AGREEMENTS

BETWEEN SMART & FINAL INC. AND ANDRE DELOLMO

This will serve as an amendment to those certain SmartShare (restricted stock) award agreements identified herein (“the equity awards”) between Smart & Final Inc. (“the Company”) and Mr. Andre Delolmo (“Delolmo”)

1.	The Company has awarded, through the Compensation Committee of its Board of Directors, certain equity awards to Delolmo as part of his compensation for service as an executive of the Company. Those equity awards are governed by the Company’s Long-Term Equity Compensation Plan (“the Plan”). The equity awards are identified herein as follows:

Award Number	Award Date	Type	# of Shares	Grant Price	Vested	Unvested
2219	2/15/2005	Restricted	5,000	15.200	—	5,000
2402	2/21/2006	Restricted	6,500	14.390	—	6,500
2436	5/16/2006	Restricted	7,500	16.640	—	7,500

TOTALS			19,000		—	19,000

2.	Mr. Delolmo has resigned his position with the Company effective October 31, 2006. Under the terms of the equity awards and/or the Plan, those grants would not vest and would be forfeited to the Company.

3.	In recognition of his years of service, the Compensation Committee of the Board in its meeting of September 20, 2006 amended the terms of Delolmo’s equity awards, effective upon his resignation, as follows:

Award Number	Award Date	Type	# of Shares	Grant Price	Vested	Shares vested on 10/31/06*
2219	2/15/2005	Restricted	5,000	15.200	—	5,000
2402	2/21/2006	Restricted	6,500	14.390	—	6,500
2436	5/16/2006	Restricted	7,500	16.640	—	7,500

TOTALS			19,000		—	19,000

*	Unvested shares at time of termination were vested

4.	This Amendment will serve to amend and modify the equity awards as set forth herein. Nothing contained herein shall amend or otherwise modify the equity grants or the Plan except as set forth herein.

/s/ Jeff D. Whynot Smart & Final Inc.	/s/ Andre Delolmo Andre Delolmo